UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 19, 2010

BankGreenville Financial Corporation

(Exact name of registrant as specified in its charter)

South Carolina

(State or other jurisdiction of incorporation)

333-127409	20-2645711
(Commission File Number)	(IRS Employer Identification No.)

499 Woodruff Road, Greenville, South Carolina	29607
(Address of principal executive offices)	(Zip Code)

(864) 335-2200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01           OTHER EVENTS

Pending confirmation from the Securities and Exchange Commission (the “SEC”), BankGreenville Financial Corporation (the “Company”) intends to file a Certificate and Notice of Termination of Registration on Form 15 with the SEC to suspend immediately its obligation to file current and periodic reports under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934.

The Company believes it is in the best interest of its subsidiary bank as well as its shareholders to deregister because of its small number of shareholders, the relatively low level of trading in our common stock, and the increasing expenses associated with public company reporting.  The Company further believes that this decision will result in significant direct and indirect cost savings for its subsidiary bank and will, in turn, have a positive impact on the Company’s performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKGREENVILLE FINANCIAL CORPORATION

	By:	/s/ Russel T. Williams
	Name:	Russel T. Williams
	Title:	President and Chief Executive Officer

Dated: March 19, 2010